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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                _______________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                              September 19, 2001



                         CENTURY BUILDERS GROUP, INC.
              (Exact Name of Registrant as Specified in Charter)


           FLORIDA                     33-89076                  65-0502494
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  State or Other Jurisdiction         (Commission               (IRS Employer
        of Corporation)               File Number)          IIdentification No.)


    7270 NW 12th Street, Suite 410
         Miami, Florida                                      33126
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  (Address of Principal Executive Offices)                (Zip Code)


      Registrant's telephone number, including area code: (305) 599-8100


                                      N/A
         (Former Name or Former Address; if Changed Since Last Report)

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Item 5. Other Events.

On September 19, 2001, Century Builders Group, Inc., (the "Company" or the "Registrant"), entered into an Assignment of Purchase and Sale Agreement and Assumption of Rights and Obligations (the "Agreement") with Century Partners Group, Ltd., a Florida limited partnership ("Century"), the Company's majority shareholder. In accordance with the terms of the Agreement, Century assigned to the Company all of its rights and obligations in connection with the purchase of certain land from a third party. Pursuant to the Agreement, as the Company purchases such land, the Company will pay Century an assignment premium based, in part, on the current appraised value of the land. Said assignment premium could approximate $7,100,000. Contemporaneously with the execution of the Agreement, the Company purchased land in accordance with the Agreement for approximately $9,389,000, of which Century paid approximately $2,848,000 of the purchase price on behalf of the Company. As a result of the transaction, the Company paid Century an assignment premium of approximately $3,324,000, which together with Century's payment of a portion of the purchase price (approximately $2,848,000, as described above), was recorded as a note payable for approximately $6,172,000, in the aggregate. The note bears interest at 7.00% per annum and is due, to the extent not otherwise paid earlier, in a lump sum payment on September 19, 2004. Prior to such maturity date, principal and accrued interest thereunder, if any, under the terms of the note are payable upon demand by Century. Due to the related party nature of the transaction, the above-described assignment premium will be accounted for as a reduction to stockholders equity on the Registrant's balance sheet.

Item 7. Financial Statements and Exhibits.

     (c)   Exhibits.

     10.1 Assignment of Purchase and Sale Agreement and Assumption of Rights and Obligations dated as of September 19, 2001, by and between the Company and Century Partners Group, Ltd., a Florida limited partnership.

     10.2 Promissory Note dated as of September 19, 2001, by and between the Company and Century Partners Group, Ltd., a Florida limited partnership.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CENTURY BUILDERS GROUP, INC.

Date: December 7, 2001
                              By: /s/Sergio Pino
                                  --------------
                                  Sergio Pino, Chairman of the Board, President and Chief Executive Officer


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                                 Exhibit Index

     Exhibit No.  Description

     10.1 Assignment of Purchase and Sale Agreement and Assumption of Rights and Obligations dated as of September 19, 2001, by and between the Company and Century Partners Group, Ltd., a Florida limited partnership.

     10.2 Promissory Note dated as of September 19, 2001, by and between the Company and Century Partners Group, Ltd., a Florida limited partnership.

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